    As filed with the Securities and Exchange Commission on June 25, 1996.

                                                      Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ______________________

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ______________________

                         CMG INFORMATION SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                04-2921333
   (State or other jurisdiction                    (I.R.S. Employer
 of incorporation or organization)              Identification Number)

      187 BALLARDVALE STREET, SUITE B110, WILMINGTON, MASSACHUSETTS 01887
                                (508) 657-7000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ______________________

               1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                             (Full title of plan)

                            ______________________

                              DAVID S. WETHERELL
                Chairman, President and Chief Executive Officer
                         CMG Information Services, Inc.
                       187 Ballardvale Street, Suite B110
                        Wilmington, Massachusetts 01887
                                (508) 657-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copy of communications to:

                          WILLIAM WILLIAMS II, ESQUIRE
                                Palmer & Dodge
                               One Beacon Street
                          Boston, Massachusetts 02108
                                (617) 573-0100

                             ______________________

                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------------
                                                           Proposed             Proposed
Title of each class of securities     Amount to be     maximum offering     maximum aggregate       Amount of
to be registered                      registered     price per share (1)   offering price (1)   registration fee
- -----------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value        141,000 shares         $26.625            $3,754,125.00        $1,294.53
- -----------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the lowest reported bid price and the highest reported asked price of the Common Stock, par value $.01 per share, on the Nasdaq National Market on June 19, 1996. The actual price of shares issued under the 1995 Stock Option Plan for Non-Employee Directors is determined on the date options are granted with respect to such shares and the actual price of shares issued.

                         Page 1 of 11 Sequential Pages
                        Exhibit Index appears on Page 8

                             INTRODUCTORY STATEMENT

  CMG Information Services, Inc. (referred to as "CMG", the "Company" or the "Registrant") hereby files this Registration Statement on Form S-8 relating to 141,000 shares of its Common Stock, $0.01 par value, issuable upon exercise of options granted and to be granted under the CMG Information Services, Inc. 1995 Stock Option Plan for Non-Employee Directors (the "1995 Plan").


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


    Item 1.  Plan Information*

    Item 2.  Registrant Information and 1995 Plan Annual Information*

  *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Item 1, Part I of the General Instructions to Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

       The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

       (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1995; the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 1995, January 31, 1996, and April 30, 1996.

       (b) The Registrant hereby represents that since filing its Quarterly Reports on Form 10-Q for the fiscal quarter ended April 30, 1996, it has not filed, nor has it been required to file, any reports pursuant to Section 13(g) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

       (c) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The description of the Common Stock contained in the Registrant's registration statement on Form 8-A filed with the Commission on November 10, 1993 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, is incorporated by reference in this Registration Statement and made a part hereof.

       All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

       Not applicable.

Item 5.  Interests of Named Experts and Counsel.

       Not applicable.

Item 6.  Indemnification of Directors and Officers.

       Section 145 of the General Corporation Law of Delaware establishes a foundation for indemnification in the corporate setting by providing that corporations shall have the power to indemnify officers and directors and certain circumstances. The Company's charter contains a provision protecting directors from personal liability for monetary damages for breach of fiduciary duty as a director in certain circumstances even if the conduct might be negligent or grossly negligent. A director is still liable for (i) a breach of his duty of loyalty, (ii) a situation where the director's acts or omissions are not in good faith or there is intentional misconduct or a knowing violation of the law, (iii) a situation where unlawful dividends or stock repurchases are made, or (iv) a situation where the director derives an improper personal benefit. The By-laws of the Company provide for indemnification of officers and directors who have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company. The Company has expanded such indemnification by executing indemnification agreements with all directors. The Company also maintains officer and director liability insurance covering liabilities of such persons incurred in their capacities as such.

Item 7.  Exemption from Registration Claimed.

       Not applicable.

Item 8.  Exhibits.

       A list of the exhibits filed with or included as part of this Registration Statement is set forth in the Index to Exhibits on page 8 and is incorporated herein by reference.

Item 9.  Undertakings.

       (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statements;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned Registrant hereby undertakes to be delivered with the prospectus, to each person to whom the prospectus is given or sent, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Rule S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

The Registrant.

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, Commonwealth of Massachusetts, on this 25th day of June, 1996.

                                        CMG INFORMATION SERVICES, INC.
                                        (Registrant)



                                        By:   /s/ David S. Wetherell
                                           ----------------------------------
                                           David S. Wetherell
                                           Chairman of the Board,
                                           President and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  Signature                            Title                        Date
  ---------                            -----                        ----

/s/ David S. Wetherell          Chairman, Chief Executive       June 25, 1996
- ----------------------          Officer and President
David S. Wetherell              (Principal Executive Officer)


/s/ Andrew J. Hajducky III      Chief Financial Officer         June 25, 1996
- --------------------------      and Treasurer
Andrew J. Hajducky III          (Principal Financial and
                                Accounting Officer)


                                Director                        June 25, 1996
- --------------------------
Gregory M. Avis



/s/ John A. McMullen            Director                        June 25, 1996
- --------------------
John A. McMullen



/s/ David S. Wetherell          Director                        June 25, 1996
- ----------------------
David S. Wetherell

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    EXHIBITS
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8
                                     UNDER
                           THE SECURITIES ACT OF 1993


                         CMG INFORMATION SERVICES, INC.
                         ------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


 EXHIBIT                                               PAGE NUMBER OR INCORPORATED BY
 NUMBER                  DESCRIPTION                           REFERENCE TO
- ---------                -----------                ------------------------------------
    4      The Company's Restated Certificate of    Exhibit 3.1 to the Company's
           Incorporation, as amended, and           Registration Statement No. 33-71518
           "Description of Capital Stock"           on Form S-1, as amended by Exhibit
                                                    3(i)(1) to the Company's Quarterly
                                                    Report on Form 10-Q for the period
                                                    ended April 30, 1996, both
                                                    incorporated herein by reference

    5      Opinion of Palmer & Dodge, counsel to    Filed herewith on Page 9
           the Company, regarding legality of the
           securities being registered

  23.1     Consent of KPMG Peat Marwick LLP,        Filed herewith on Page 11
           independent accountants

  23.2     Consent of Palmer & Dodge, counsel to    Filed herewith as part of Exhibit 5
           the Company                              hereto